EXHIBIT 3-3

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                          OF THE GOLDFIELD CORPORATION

                                December 19, 2000

                  Approval of Amendment to the Amended By-Laws
                          of The Goldfield Corporation

     WHEREAS, many authorities on corporate law have advocated, as a matter of responsible corporate governance, that a corporation incorporate a provision into its by-laws providing for advance notice to be given to the corporation by any stockholder who intends to nominate a director to such corporation's board of directors or to bring business before any meeting of the stockholders of the corporation (an "Advance Notice By-Law Provision"), such notice to contain information relating to such nominee or proposal and to the stockholder so nominating or proposing;

     WHEREAS, the members of the board of directors (the "Board of Directors") of The Goldfield Corporation (the "Corporation") believe that such Advance Notice By-Law Provisions provide stockholders and directors with a reasonable opportunity to thoughtfully consider nominations and other proposals, to allow for a full distribution of information relating to such nominations and proposals, to assess the arguments relating to the acceptance or rejection of such nominee or proposal, and to prevent a stockholder from being stampeded into a decision without adequate time to become fully informed and to reflect on its decision;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby determines that amending the Corporations's By-Laws, as amended, to include the provisions set forth in Exhibit A attached hereto (the "By-Law Amendment"), are advisable and in the best interests of the Corporation; and be it further

     RESOLVED, that such By-Law Amendment be, and it hereby is, in all respects approved and adopted, and it is directed that a copy of said By-Law Amendment be inserted in the minute book of the Corporation immediately following a copy of the Corporation's By-Laws; and be it further

     RESOLVED, that the President, Vice Presidents and Secretary of the Corporation hereby are, and each of them with the full authority to act without the others hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute, and deliver, any and all such papers and documents, and to take such other action, as they or he may deem necessary or advisable in order to carry out the intent and purposes of the foregoing resolution, and that the execution by such officers or officer of any such paper or document or the taking of such other action shall conclusively establish that such officers or officer deemed such preparation, execution, and delivery of such documents or the taking of such action necessary or advisable and shall conclusively establish their or his authority therefor from the Corporation and the approval and ratification by the Corporation of the actions so taken; and it was further

     RESOLVED, that any acts of the officers of the Corporation and of any person or persons designated and authorized to act by an officer of the Corporation, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as acts in the name and on behalf of the Corporation.


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                                                                       Exhibit A

                       AMENDMENT TO THE AMENDED BY-LAWS OF
                            THE GOLDFIELD CORPORATION

     The Goldfield Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the Sixth Article of the Corporation's Restated Certificate of Incorporation and Article XII of the Corporation's Amended By-Laws, hereby amends the Corporation's Amended By-Laws, as follows:

     1. Article III is hereby amended by inserting the following after the last word of Section 7 of Article III:

     "Notice to the Corporation

     Section 8. Notwithstanding any other provision of these By-Laws,

     (a) To be properly brought before an Annual Meeting of Stockholders or a Special Meeting of Stockholders, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a Stockholder who is a holder of record at the time of the giving of notice provided for in this Section 8(a), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8(a). For business to be properly brought before an Annual Meeting of Stockholders or a Special Meeting of Stockholders by a Stockholder, the Stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary") at the principal executive offices of the Corporation,

     (1) with respect to an Annual Meeting of Stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and

     (2) with respect to a Special Meeting of Stockholders, not less than 60 days nor more than 90 days prior to such meeting or not more than 10 days following the day on which public announcement of the date of the Special Meeting of Stockholders is first made, whichever is later.

Any such notice shall set forth as to each matter the Stockholder proposes to bring before the Annual Meeting of Stockholders or the Special Meeting of Stockholders, as the case may be, (i) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the "Certificate") or these By-Laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the Stockholder; (iv) any material interest of the Stockholder in such business; and (v) if the Stockholder intends to solicit proxies in support of such Stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at the Annual Meeting of Stockholders or the Special Meeting of Stockholders, as the case may be, and such Stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such meeting; provided, however, that if such Stockholder does not appear or send a qualified representative to present such proposal at such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, as the case may be, except in accordance with this
Section 8(a), and the presiding officer of any Annual Meeting of Stockholders or Special Meeting of Stockholders, as the case may be, may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures or if the Stockholder solicits proxies in support of such Stockholder's proposal without such Stockholder having made the representation required by clause (v) of the second preceding sentence.

     (b) Nominations of persons for election as Directors may be made at an Annual Meeting of Stockholders or at a Special Meeting of Stockholders by (i) the Board of Directors or (ii) any Stockholder who is a Stockholder of record at the time of giving of the notice of nomination provided for in this Section 8(b) and who is entitled to vote for the election of Directors. Any Stockholder of record entitled to vote for the election of Directors at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, as the case may be, may nominate a person or persons for election as Directors only if written notice of such Stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation,

     (1) with respect to an Annual Meeting of Stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and

     (2) with respect to a Special Meeting of Stockholders, not less than 60 days nor more than 90 days prior to such meeting or not more than 10 days following the day on which public announcement of the date of the Special Meeting of Stockholders is first made and of the nominees to be elected at such meeting, whichever is later.

Each such notice shall set forth: (i) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (iv) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (v) the consent of each nominee to serve as a Director if so elected; and (vi) if the Stockholder intends to solicit proxies in support of such Stockholder's nominee(s), a representation to that effect. The presiding officer of any Annual Meeting of Stockholders or Special Meeting of Stockholders, as the case may be, to elect Directors and the Board of Directors may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the Stockholder solicits proxies in support of such Stockholder's nominee(s) without such Stockholder having made the representation required by clause (vi) of the preceding sentence.

     (c) If any Special Meeting of Stockholders is adjourned, postponed or delayed for any reason, then the calculation of the date by which any notice must be given pursuant to this Section 8 shall be calculated from the date for which the Special Meeting of Stockholders was originally scheduled.

     (d) Nothing  contained in this Section 8 shall modify the  applicability of
(i) the requirements under Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Act") (or any successor rule), relating to the deadline for submission of proposals made by Stockholders to be included in the Corporation's proxy statement or (ii) any other requirement contained in Section 14 of the Act or the rules thereunder."